As filed with the Securities and Exchange Commission on October 22, 1999
                                                            Registration No. 333


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                              CORNERSTONE INTERNET
                                SOLUTIONS COMPANY
             (Exact Name of Registrant as it Appears in its Charter)

                  New York                                     22-3272662
         (State or other jurisdiction of                    (I.R.S. Employer
         incorporation or organization)                     Identification No.)

                  584 Broadway, Suite 509                     10012
                  New York, New York                        (Zip Code)
         (Address of principal executive offices)



    1994 Incentive and Nonqualified Stock Option Plan of Cornerstone Internet
                  Solutions Company and Options to Consultants
                            (Full title of the plan)


                                Edward Schroeder
                      President and Chief Executive Officer
                     Cornerstone Internet Solutions Company
                             584 Broadway, Suite 509
                               New York, New York
                     (Name and address of agent for service)


          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              Steven Wolosky, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                    505 Park Avenue, New York, New York 10022
                                 (212) 753-7200

               Approximate date of proposed sales pursuant to the
            plan: From time to time after the effective date of this
                             registration statement.

                                  CALCULATION OF REGISTRATION FEE

                                                            Proposed                Proposed
                                                             maximum                 maximum
        Title of                    Amount                  offering                aggregate              Amount of
       securities                   to be                     price                 offering             registration
    to be registered            registered(1)               per share                 price                   fee

Common Stock
par value, $.01 per
share....................    2,150,000(2)(3)                 $2.22720              $4,788,500             $1,331.20

(1) Pursuant to Rule 416, the registration statement also covers such indeterminate additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the 1994 Incentive and Non-Qualified Stock Option Plan (the "1994 Plan") and the consultants' options.
(2) The number of shares available for the grant of options under the 1994 Plan has been increased from 1,500,000 to 3,250,000. The shares underlying the options to purchase 1,500,000 shares were previously registered.
(3) Includes an aggregate of approximately 900,000 shares with respect to which options were granted under the 1994 Plan at an average exercise price of $2.14 per share and an aggregate of 400,000 shares with respect to which options were granted to the consultants at an exercise price of $2.375 per share. An additional approximately 850,000 shares of Common Stock may be offered under the 1994 Plan. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the 1994 Plan is estimated solely for the purpose of determining the registration fee and is based on the closing price of the Company's Common Stock of $2.25 as reported by the Nasdaq Stock Market on October 19, 1999.

                                EXPLANATORY NOTES

         Cornerstone Internet Solutions Company has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register shares of our common stock, $.01 par value per share, issuable pursuant to the 1994 Plan and a consulting agreement (the "Consultant's Option"). The shares issued pursuant to the Consultant's Option were issued to the principals of a consulting partnership.

         This Form S-8 includes a reoffer prospectus prepared in accordance with
Part I of Form S-3 under the Securities Act. The reoffer prospectus may be utilized for reofferings and resales of shares of Common Stock acquired pursuant to the 1994 Plan , the Consultant's Options, the 1994 Consultant's Option Plan and the 1995 Directors Stock Option Plan by selling stockholders who may be deemed an "affiliate" (as such term is defined in Rule 405 under the Securities
Act) of the Company. Some of these shares were previously registered.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Company will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, the Company is not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                   PROSPECTUS

                                2,270,000 SHARES
                     CORNERSTONE INTERNET SOLUTIONS COMPANY
                          Common Stock ($.01 par value)


         This prospectus relates to the reoffer and resale by certain selling stockholders of shares of our common stock that may be issued by us to the selling stockholders upon the exercise of stock options granted under our (i) 1994 Incentive and Non-Qualified Stock Option Plan, (ii) consulting agreements,
(iii) our 1994 Consultant Stock Option Plan or (iv) our 1995 Stock Option Plan for Outside Directors. We previously registered the offer and sale of the shares to the selling stockholders. This prospectus also relates to certain underlying options that have not as of this date been granted. If and when such options are granted to persons required to use the prospectus to reoffer and resell the shares underlying such options, we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

         The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq SmallCap Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this prospectus.

         Our common stock is traded on the Nasdaq SmallCap Market under the symbol "CNRS". On October 19, 1999, the closing price for the Common Stock, as reported by the Nasdaq SmallCap Market, was $2.25.


--------------------------------------------------------------------------------

     This investment involves risk. See "Risk Factors" beginning at page 5.

--------------------------------------------------------------------------------



         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is October 22, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1- 800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock is listed on the Nasdaq SmallCap Market and such reports and other information may also be inspected at the offices of Nasdaq at 1735 "K" Street, N.W., Washington, D.C. 20006-1500.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION........................................2

INCORPORATION BY REFERENCE.................................................4

ABOUT THIS PROSPECTUS......................................................4

RISK FACTORS...............................................................5

USE OF PROCEEDS...........................................................10

FORWARD LOOKING STATEMENTS................................................10

SELLING STOCKHOLDERS......................................................11

PLAN OF DISTRIBUTION......................................................13

LEGAL MATTERS.............................................................14

EXPERTS  .................................................................14

ADDITIONAL INFORMATION....................................................14

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         (1)      Our  Annual  Report on Form  10-KSB for the year ended May 31,
                  1999;

         (2) Our Quarterly Report on Form 10-QSB for the quarter ended August 31, 1999; and

         (3) Our Application for Registration of our common stock on Form 8-A dated September 28, 1994.

         You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

                           Cornerstone Internet Solutions Corp.
                           584 Broadway, Suite 509
                           New York, New York 10012
                           Attention: Chief Financial Officer
                           (212) 343-3920


         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents.

                                  RISK FACTORS

         We have two synergistic businesses. Our wholly owned subsidiary, USWeb/CKS Cornerstone, is in the Internet based professional services business, and our majority owned subsidiary, B2Bgalaxy.com, Inc. owns and operates industry specific portals for business to business e-commerce. The first of these portals was launched in May 1999 and is called FOODgalaxy.com.

         There are a variety of risks and factors that may affect our results. Many of these are beyond our control. All of these should be considered and taken into account when considering an investment in our securities.

         WE HAVE INCURRED SUBSTANTIAL OPERATING LOSSES AND MAY NEVER BECOME PROFITABLE.

         At August 31, 1999, our accumulated deficit was $34,357,752. For the fiscal year ended May 31, 1999 and the three months ended August 31, 1999, we incurred net losses of $3,645,350 and $1,035,031, respectively. We have incurred a net loss in each year of our existence, and have financed our operations primarily through sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. The independent auditors' report on our financial statements for the year ended May 31, 1999 states that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.

         We expect to incur net losses for the foreseeable future. We may never achieve or sustain significant revenues or profitability on a quarterly or annual basis in the future. Our future operating results will depend on many factors, including:

         o    reduction of our operating expenses

         o    expanding our customer base and engagement size

         o    product and price competition in our industry

         o    our ability to develop and market our services and control costs



         WE HAVE LIMITED WORKING CAPITAL AND MAY BE UNABLE TO OBTAIN THE NECESSARY FUNDING TO EXPAND AND IMPROVE OUR BUSINESS.

         As of August 31, 1999, we had working capital of $1,812,186. We believe that our existing resources will be adequate for our cash needs through February 2000. Beyond such period, we may need to raise substantial additional capital to pay for our operations and support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, or take advantage of unanticipated opportunities. We are uncertain whether additional financing will be available on acceptable terms or at all. If we raise additional funds by issuing equity securities, our stockholders will be further diluted. If adequate funds are unavailable, we may delay, curtail, reduce the scope of or eliminate the expansion of our operations and/or our marketing and sales efforts which could have a material adverse effect on our financial condition and business operations.

         THE TIMING OF OUR REVENUES AND THE INTRODUCTION AND MARKET ACCEPTANCE OF OUR PRODUCTS MAY VARY RESULTING IN SIGNIFICANT VARIATIONS IN OUR OPERATING RESULTS.

         Our revenues and operating results may vary due to:

              o the number and dollar value of client engagements commenced and completed during a quarter

              o our ability to complete client assignments on time and as scheduled

              o   technical difficulties with respect to the use of the Internet

              o   the number of working days in a quarter

              o   employee hiring and utilization rates

              o capital expenditures and other costs relating to the expansion of operations

              o acceptance of our e-commerce application by a large number of users

         The timing of revenues is difficult to forecast because our sales cycle is relatively long and may depend on the size and scope of assignments and general economic conditions. Because a high percentage of our expenses are relatively fixed, a change in the timing of the beginning or end of client assignments, particularly at or near the end of any quarter, could cause operating results to significantly vary from quarter to quarter and result in reported losses for that quarter. In addition, clients can terminate our engagement earlier than expected resulting in a higher than expected number of unassigned persons or higher severance expenses.

         While we adjust professional staffs to reflect active projects, our past history is of limited value. We have to staff to the level of our projections. If our projections are inaccurate, we may be unable to adjust our staff so that it corresponds to our revenues. Finally, because we perform work on a fixed-price basis, we also bear the risk of cost overruns and inflation. New product introductions and market acceptance of new and enhanced versions of our products or the products of third parties may also significantly affect our operating results.

         THE FUTURE SUCCESS OF OUR BUSINESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN CONSULTING PROFESSIONALS AND TECHNICAL AND SALES PERSONNEL.

         Our success depends in large part upon our ability to attract and retain qualified consulting professionals and information technology personnel. We believe we need to hire additional consulting professionals and technical personnel to improve existing products and services and to develop new products and services and new sales personnel to sell our products and services. The inability to attract new personnel could have a material adverse effect on our results of operations. It is difficult to locate consulting professionals and technical and sales personnel with the combination of skills and attributes required to execute our strategy. Although we have attracted and retained qualified employees, qualified consulting professionals are in particularly great demand and will remain a limited resource for the foreseeable future.

Our consulting professionals and employees can terminate their employment at any time. Accordingly, we may be unable to continue to retain and attract qualified consulting professionals and employees.

         WE HAVE HAD A LIMITED OPERATING HISTORY

         While our internet services revenue increased from $1,182,600 in the fiscal year ended May 31, 1998 to $3,205,869 in the fiscal year ended May 31, 1999, we have a limited operating history with our Internet professional services and business to business e-commerce businesses. As a result, we must overcome the challenges that start-up companies in such businesses face such as strengthening and growing our operations, attracting, retaining and motivating qualified employees, securing and executing client assignments and obtaining users of our e-commerce application.

         OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO MANAGE THE GROWTH OF OUR BUSINESS

         Because our business is in an early development stage, its ultimate success depends on our ability to manage its growth. In the future, we will have to increase staff rapidly and integrate new personnel into our operations without affecting productivity. We will have to ensure that our administrative systems and procedures are adequate to handle such growth. In addition, our current management is devoting significant time to developing B2Bgalaxy. It is unclear whether our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to exploit our business plan. If our systems, procedures or controls are inadequate, our operations and financial condition will suffer.

         OUR FUTURE SUCCESS WILL DEPEND ON THE CONTINUING GROWTH OF THE INTERNET AND THE ACCEPTANCE OF E-COMMERCE

         A substantial portion of our revenues is expected to be derived from services that depend upon the adoption of Internet solutions and the continued development of the Internet and e-commerce. Many critical issues related to the Internet, its use, and the use of e-commerce remain unresolved and may, when resolved, affect the growth and use of the Internet and e-commerce. Should the use of the Internet and e-commerce stop growing as currently predicted, our revenues and margins will suffer significantly. In addition, as the Internet economy evolves, companies may decide to use their own staff to develop Internet related solutions or may decide to use packaged applications software either of which would reduce the demand for professional services and make it difficult for us to increase revenues and maintain adequate margins.

         WE NEED TO ADAPT TO RAPID TECHNOLOGICAL CHANGE

         The market for Internet professional services and business to business e-commerce is characterized by rapid technological changes, frequent new products and service introductions and evolving industry standards. The introduction of services embodying new processes and technologies and the emergence of new industry standards can rapidly render existing services obsolete and unmarketable. Our success in adjusting to rapid technological change will depend on our ability to:

         o develop and introduce new services that keep pace with technological developments and emerging industry standards

         o address the increasingly sophisticated and varied needs of customers

         Due to inadequate technical expertise, insufficient finances or other reasons, we may be unable to accomplish these tasks. Such failure would have a material adverse effect on our operating results and financial condition.

         OUR PROFITABILITY WILL BE ADVERSELY AFFECTED IF THE COSTS OF OUR SERVICES EXCEEDS THE FIXED PRICE

         A large portion of our professional services revenues are and will continue to come from fixed-price contracts, as distinguished from billing on a time and materials basis. We assume greater financial risk from fixed price contracts. If the pricing is incorrect or there are delays in our projects, our costs may exceed the related revenues, and we may be required to pay penalties, any of which could have a material adverse effect on our results of operation and financial condition.

         WE MAY BE LIABLE IF OUR CUSTOMERS ARE DISSATISFIED WITH OUR PERFORMANCE OR FOR LEGAL VIOLATIONS COMMITTED BY OUR EMPLOYEES OR CONSULTANTS

         Many of our professional services engagements as well as the use of our e-commerce application, involve applications that are critical to the operations of our clients and subscribers. If our customers are dissatisfied, our reputation may suffer or we may be subject to claims of substantial damages. We also often use and are aware of client information that is confidential or proprietary. We have implemented procedures to ensure against the unauthorized use or dissemination of such information and attempt to negotiate contracts with our customers to limit our liability. We also have general liability insurance but we lack any insurance for damages from our errors. If we are unable to prevail in a lawsuit relating to our errors or are otherwise subject to any claim which exceeds our insurance, our operations, financial condition and prospects will be negatively affected.

         A SUBSTANTIAL PORTION OF OUR PROFESSIONAL SERVICE REVENUE WAS DERIVED FROM A FEW SIGNIFICANT CUSTOMERS

         For the year ended May 31, 1999, two customers accounted for 48% of our revenues. We are unsure if we will realize significant future revenues from any of these customers, particularly since we only have agreements for current work. We also expect that for the foreseeable future a relatively small number of customers will account for a significant percentage of our revenues. The loss of any such customer would have a material adverse effect on our operating results and financial condition.

         WE HAVE A SIGNIFICANT AMOUNT OF OUTSTANDING WARRANTS, OPTIONS AND PREFERRED STOCK WHICH COULD ADVERSELY IMPACT THE PRICE OF OUR COMMON STOCK AND OUR ABILITY TO OBTAIN ADDITIONAL FUNDING; FUTURE SALES OF RESTRICTED SHARES COULD DECREASE THE MARKET PRICE OF OUR COMMON STOCK AND IMPAIR OUR ABILITY TO RAISE CAPITAL.

         We have a substantial amount of outstanding warrants, options and preferred stock. The exercise of all of the outstanding warrants, options and/or conversion of the outstanding convertible preferred stock would dilute the then-existing shareholders' percentage ownership of our common stock, and any sales in the public market could adversely affect prevailing market prices for our common stock. Moreover, our ability to obtain additional equity capital could be adversely affected since the holders of outstanding warrants, options and preferred stock will likely exercise or convert these securities when we probably could obtain any needed capital on terms more favorable than those provided by these securities. We lack control over the timing of any exercise or the number of shares issued or sold if exercises or conversions occur.

         In addition, future sales of common stock by existing stockholders under exemptions from registration or through the exercise of outstanding registration rights could materially adversely affect the market price of our common stock and could materially impair our future ability to raise capital through an offering of equity securities. A substantial number of shares of common stock are, or will be in the near future, available for sale under exemptions from registration or are being registered pursuant to registration rights and we are unable to predict the effect, if any, that market sales of these shares or the availability of these shares for future sale will have on the market price of the common stock prevailing from time to time.

THE VOLATILITY OF OUR SECURITIES PRICES MAY INCREASE

         The market price of our common stock has in the past been, and may in the future continue to be, volatile. A variety of events may cause the market price of the common stock to fluctuate significantly, including:

         o     quarter to quarter variations in operating results

         o     adverse news announcements

         o     the introduction of new products and services

         o market conditions in the Internet based professional services business and business to business e-commerce

         In addition, the stock market in recent years has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many companies in our business and that often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of our common stock.

WE COULD BE ADVERSELY AFFECTED IF YEAR 2000 PROBLEMS ARE SIGNIFICANT

         Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than one year, computer systems and software used by many companies, including our customers and potential customers may need to be upgraded to comply with such "Year 2000" requirements. We are closely monitoring the progress the developers of the software we utilize in many of our customer projects, i.e. Microsoft Corporation, as well as the developers of the software utilized in internal systems are making towards ensuring that the products we utilize are Year 2000 compliant. Failure to provide Year 2000 compliant business solutions and software to our customers could have a material adverse effect on our business, results of operations and financial condition. Our costs to ensure that internal systems and software acquired for integration into client business solutions are Year 2000 compliant has not been and is not expected to become significant. We have not implemented any contingency plans if our systems fail to become Year 2000 compliant.

         Further, we believe that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by us.

                                 USE OF PROCEEDS

         The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See "Selling Stockholders." All net proceeds from the sale of the common stock will go to the stockholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

                           FORWARD-LOOKING STATEMENTS

         Certain forward-looking statements, including statements regarding our expected financial position, business and financing plans are contained in this Prospectus or are incorporated in documents that are incorporated by reference to this Prospectus. These forward-looking statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the risk-factors set forth above. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SELLING STOCKHOLDERS

         This prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling shareholders under our 1994 Incentive and Non-Qualified Plan, our 1995 Stock Option Plan for Outside Directors, our 1994 Consultants Stock Option Plan or under options issued to consultants.

         The following table sets forth (i) the number of shares of common stock beneficially owned by each selling shareholder at October 1, 1999, (ii) the number of shares to be offered for resale by each selling shareholder and (iii) the number and percentage of shares of our common stock to be held by each selling shareholder after completion of the offering.


                                                                                                 Number of Shares of
                                                                                                    Common Stock/
                                            Number of Shares of             Number of            Percentage of Class
                                            Common Stock Owned             Shares to be           to be Owned After
              Name                                  at                     Offered for            Completion of the
                                            October 1, 1999                  Resale                  Offering
                                      ------------------------        -----------------       ---------------------
Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545                  12,600,486(2)                   375,000(2)                    12,225,486/47.4%

Eli Oxenhorn
56 The Intervale
Roslyn Estates, NY 11576                 825,000(3)                   375,000(3)                     450,000/3.3%

Andrew Gyenes                            874,167(4)                   900,000                         20,000/*

Harrison Weaver                           47,500(5)                    45,000                          2,500/*


Rino Bergonzi                             30,000(6)                    25,000                          5,000/*

Peter Gyenes                              38,000(7)                    25,000                         13,000/*

Edward Schroeder                         185,000(8)                   525,000(9)                      10,000/*

---------------
* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any person who, directly or indirectly, through any contract, arrangement, understanding or otherwise, has or shares voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants or convertible notes but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes 175,000 shares of common stock underlying presently exercisable options. Mr. Rubenstein may also be deemed to share beneficial ownership of 12,127,486 shares of Common Stock (including 9,450,000 shares of Common Stock underlying Class D Preferred Stock and 400,000 shares of Common Stock underlying the exercise of a Warrant) by virtue of being: (i) a stockholder, officer and director of InfoMedia Associates, Ltd. ("InfoMedia") which is a general partner of 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P.;
         (ii) a trustee of the Marilyn and Barry Rubenstein Family Foundation; and (iii) a general partner of each of Wheatley Partners II, L.P., Seneca Ventures, the Woodland Venture Fund, Woodland Partners and Rev-Wood Partners ("Rev-Wood"). Mr. Rubenstein disclaims beneficial ownership of these securities, except to the extent of his equity interest therein. The information relating to the resale of shares assumes that Rev-Wood has distributed its right to exercise the option to Mr. Rubenstein in proportion to his interest in Rev- Wood.

(3) Includes (i) 175,000 shares underlying presently exercisable options and (ii) shares underlying options held by Rev-Wood as to which Mr. Oxenhorn disclaims beneficial ownership except to the extent of his equity interest therein. The information relating to the resale of the shares assumes that Rev-Wood has distributed its right to exercise the option to Mr. Oxenhorn in proportion to his interest in Rev-Wood.

(4) Consists of 854,167 shares of common stock issuable upon exercise of presently exercisable options, 10,000 shares owned by the AnnMar Manufacturing Inc. Employee Pension Plan as trustee and 10,000 shares owned jointly by Mr. Gyenes and his wife.

(5) Consists of 2,500 shares of Common Stock owned by Mr. Weaver, 20,000 shares of common stock issuable upon exercise of presently exercisable options and 25,000 shares of common stock issuable upon exercise of presently exercisable options granted pursuant to the 1995 Stock Option Plan for Outside Directors. Excludes 50,000 presently exercisable options held by The Continuum Group, Inc., which options Mr. Weaver disclaims beneficial ownership of.

(6) Consists of 5,000 shares of Common Stock owned by Mr. Bergonzi and 25,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Outside Directors' Plan.

(7) Consists of 3,000 shares of Common Stock owned by Mr. Peter Gyenes, 25,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the 1995 Outside Directors' Plan, and 10,000 shares owned by the AnnMar Manufacturing Inc. Employee Pension Plan as trustee.

(8) Consists of shares underlying currently exercisable options for 175,000 shares and 10,000 shares owned by Mr. Schroeder.

(9)      Consists of shares underlying all options held by Mr. Schroeder.

                              PLAN OF DISTRIBUTION

         This offering is self-underwritten; neither we nor the selling stockholders have employed an underwriter for the sale of common stock by the selling stockholders. We will bear all expenses in connection with the preparation of this prospectus. The selling stockholders will bear all expenses associated with the sale of the common stock.

         The selling stockholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

         o On any stock exchange on which the shares of common stock may be listed at the time of sale
         o        In negotiated transactions
         o        In the over-the-counter market
         o        In a combination of any of the above transactions

         The selling stockholders may offer their shares of common stock at any of the following prices:

         o        Fixed prices which may be changed
         o        Market prices prevailing at the time of sale
         o        Prices related to such prevailing market prices
         o        At negotiated prices

         The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Any broker-dealer acquiring common stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on Nasdaq or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

         The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling stockholders will pay any sales commissions or other seller's compensation applicable to such transactions.

         We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling stockholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling stockholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

         The selling shareholders have represented to us that any purchase or sale of shares of common stock by them will comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock (a "Distribution") from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest, any of our common stock or any right to purchase our common stock, for a period of one business day before and after completion of his or her participation in the distribution (we refer to that time period as the "Distribution Period").

         During the Distribution Period, Rule 104 under Regulation M prohibits the selling shareholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling shareholders will be reoffering and reselling our common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to our common stock.

         There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the shares offered hereby have been passed upon for the Company by Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022.

                                     EXPERTS

         The consolidated financial statements of Cornerstone Internet Solutions Company as of May 31, 1999 and 1998, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and, upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the May 31, 1999 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         (1)      Our  Annual  Report on Form  10-KSB for the year ended May 31,
                  1999;

         (2) Our Quarterly Report on Form 10-QSB for the quarter ended August 31, 1999; and

         (3) Our Application for Registration of our common stock on Form 8-A dated September 28, 1994.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for
(i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

         The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys'
fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provision may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

DELAWARE LAW

         The Company is subject to Section 203 of the DGCL, which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

         The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


          *4.1    1994 Incentive and Non-Qualified Stock Option Plan.
          *4.13   1994 Consultant Stock Option Plan.
          *4.14   1995 Stock Option Plan for Outside Directors.
         **4.15   Option Agreement to Consultant.
           ***5   Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
        ***23.1   Consent of KPMG LLP.
        ***23.2   Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

-------------
* Incorporated herein by reference to such Exhibit to the Registration Statement on Form SB-2 of the Registrant ( Registration No. 333-22454) Filed in March 1996, as amended.
** Incorporated herein by reference to such Exhibit to the Registration Statement on Form SB-2 of the Registrant (Registration No. 33-83694) filed on September 6, 1994.
***Filed herewith.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)    To include  any  material  information  with
                                    respect  to the  plan  of  distribution  not
                                    previously  disclosed  in  the  Registration
                                    Statement  or any  material  change  to such
                                    information in the  Registration  Statement;
                                    Provided,  however,  that paragraphs (i) and
                                    (ii)  above do not apply if the  information
                                    required to be included in a  post-effective
                                    amendment by those  paragraphs  is contained
                                    in periodic  reports filed by the registrant
                                    pursuant  to  Section  13 or  15(d)  of  the
                                    Securities  Exchange  Act of 1934  that  are
                                    incorporated    by    reference    in    the
                                    Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
                  Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 22nd day of October, 1999.

                              CORNERSTONE INTERNET SOLUTIONS COMPANY


                              By: /s/ Edward Schroeder
                                  ----------------------------------------------
                                  Name:  Edward Schroeder
                                  Title: President and Chief Executive Officer

                                Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew Gyenes and Edward Schroeder his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                                 Title                Date
----------                                 -----                ----

/s/ Andrew Gyenes              Chairman of the Board           October 22, 1999
-----------------------
Andrew Gyenes

/s/ Edward Schroeder           Director, President and Chief   October 22, 1999
-----------------------        Executive Officer
Edward Schroeder               (Principal Financial Officer)


/s/ Rino Bergonzi              Director                        October 22, 1999
-----------------------
Rino Bergonzi

/s/ Peter Gyenes               Director                        October 22, 1999
-----------------------
Peter Gyenes

/s/ Harrison Weaver            Director                        October 22, 1999
-----------------------
Harrison Weaver

Amended and Restated 1994 Incentive and Non-Qualified Stock Option Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 1994 Incentive and NonQualified Stock Option
Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 22, 1999.




                                                      /s/ Harrison Weaver
                                                      --------------------------
                                                        Harrison Weaver


                                                      /s/ Rino Bergonzi
                                                      --------------------------
                                                          Rino Bergonzi